August 24, 2009

United States Securities and Exchange Commission
100 F Street, North East
Washington, D.C. 20549

Dear Sirs and Mesdames:

Re:       Celldonate Inc.
Registration of 541,500 Shares of Common Stock on Form S-1/A

We refer to the amended registration statement for Celldonate Inc., a Nevada corporation (the “Company”), on Form S-1/A (the “Amended Registration Statement”), filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The Amended Registration Statement relates to the registration for resale of up to 541,500 shares of the Company’s common stock, $0.001 par value, under the Securities Act.

In rendering the opinions hereinafter expressed, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of (1) the Amended Registration Statement, together with all exhibits thereto; (2) the Company’s Articles of Incorporation and Bylaws, as amended; (3) the minutes and resolutions of the Board of Directors and shareholders of the Company, all as provided to us by the Company; and (4) such other documents and instruments that in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are qualified to practice U.S. corporate and securities law as our attorneys are called to various state bar associations in the United States. Further, we regularly provide legal services to companies incorporated in the State of Nevada and consequently have developed broad knowledge and understanding of Nevada corporate law. We furnish this opinion to the Company and solely for your benefit. Our opinion is subject to the qualification that no opinion is expressed herein on the application of state securities or blue sky laws.

Please be advised that we have reached the following conclusions regarding the above offering:

1.
The Company is a duly and legally organized and existing Nevada state corporation, with its registered office located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. The Company’s Articles of Incorporation and corporate registration fees were submitted to and filed by the Office of the Secretary of State of Nevada on August 15, 2006. The Company's existence and form is valid and legal pursuant to the above representation.

2.
The Company is a fully and duly incorporated Nevada corporate entity with two classes of common stock at this time. Neither the Company’s Articles of Incorporation, Bylaws, or any amendments thereto, nor any subsequent resolutions change the non-assessable characteristics of the Company's common stock. The 541,500 shares of the Company’s common stock previously issued by the Company to the selling security holders (the “Shares”) are in legal form and in compliance with the laws of the State of Nevada, and are duly authorized, legally issued, fully paid and non-assessable. In addition, we are of the opinion that when sold pursuant to the Amended Registration Statement, the Shares will continue to be duly authorized, validly issued, fully paid and non-assessable shares of the Company's common stock.

3.	The Company's Shares are all common shares. None of the Company’s security holders hold liquidation preference rights upon the voluntary or involuntary liquidation of the Company.

4.
By resolution of its Board of Directors, the Company has authorized the issuance of up 433,500 shares of common stock pursuant to the exercise of warrants, including the 37,500 shares of the Company’s common stock underlying warrants being registered in the Amended Registration Statement.

5.
The Company's Articles of Incorporation presently authorize the Company to issue 100,000,000 shares of common stock, $0.001 par value, and 400,000 shares of common stock without par value. Therefore, the resolution of the Company’s Board of Directors which authorized the issuance of up to 433,500 shares of common stock underlying warrants was within the authority of the Company’s directors, and the 37,500 shares of common stock underlying those warrants being registered in the Amended Registration Statement, when issued and when sold by the selling security holders, will be validly issued, fully paid and non-assessable.

Yours truly,

Bacchus Law Corporation

/s/ Bacchus Law Corporation

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